Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is dated as of November 7, 2012 (this “Amendment”) by and among AMSURG CORP., a Tennessee corporation (the “Borrower”), each of the “Lenders” party to the Credit Agreement defined below (the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of May 28, 2010, as amended from time to time prior to the date hereof, among the Borrower, the Lenders party thereto and the Administrative Agent (as so amended, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective definitions given them in the Credit Agreement);

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend or otherwise modify certain terms and provisions of the Credit Agreement on the terms and conditions more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments.

(a) Section 1.1. of the Credit Agreement is hereby amended by deleting the following terms “Permitted Subordinated Debt” and “Subordinated Debt Documents” in their entirety.

(b) Section 1.1. of the Credit Agreement is hereby further amended by deleting the terms “Debt Issuance” and “Pro Forma Basis” and substituting in lieu thereof the following:

“Debt Issuance” shall mean Indebtedness of Borrower or any consolidated Subsidiary in the form of one or more series of senior notes or loans or senior subordinated notes or loans (in any case, whether secured or unsecured) issued on or after the Fifth Amendment Effective Date, including, but not limited to, the Permitted Debt.”

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant in Article VI hereof or the Secured Leverage Ratio, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence or repayment of any Indebtedness as if such Indebtedness had been incurred or repaid on the first day of the Four-Quarter Period and (y) the making of any Restricted Payment or any Investment by the Borrower or a Subsidiary, if any, as if such Restricted Payment or Investment had been made on the first day of the Four-Quarter Period; provided, that, in the case of Section 2.23, the entire Additional Commitment Amount being requested shall be deemed to be Indebtedness that is outstanding and will remain outstanding through the relevant Four-Quarter Period.

(c) Section 1.1. of the Credit Agreement is hereby further amended by adding the following new definitions in the appropriate alphabetical order:

“Consolidated Secured Debt” shall mean, as of any date of determination, all Consolidated Total Debt that is secured by a Lien on any assets (including Equity Interests) of the Borrower or any of its Subsidiaries.

“Fifth Amendment” shall mean that certain Fifth Amendment to Revolving Credit Agreement dated as of November 7, 2012 by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” shall mean the date on which all of the conditions set forth in Section 2 of the Fifth Amendment have been satisfied.

“Permitted Debt” shall mean Permitted Ratio Debt, Permitted Senior Secured Debt and the Permitted Senior Unsecured Notes.

“Permitted Debt Disclosure Documents” shall mean the Permitted Ratio Debt Disclosure Documents, the Permitted Senior Secured Debt Disclosure Documents and the Permitted Senior Unsecured Note Disclosure Documents.

“Permitted Debt Documents” shall mean the Permitted Ratio Debt Documents, the Permitted Senior Secured Debt Documents and the Permitted Senior Unsecured Note Documents.

“Permitted Ratio Debt” shall mean any unsecured Indebtedness of the Borrower (and, to the extent permitted by clause (f) immediately below, Subsidiaries of the Borrower): (i) in the form of one or more series of senior unsecured notes or loans or (ii) expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent in its sole discretion; provided that (a) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (b) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale event and customary acceleration rights after an event of default) prior to the date that is 180 days after the Maturity Date, (c) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect thereto and to the use of the proceeds thereof, the Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 3.50 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1, (e) the covenants, defaults, remedies and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Loan Parties than those set forth in this Agreement (in each case, as reasonably determined by the Administrative Agent), (f) such Indebtedness is not guaranteed by any Subsidiary of the Borrower that is not a party to the Subsidiary Guaranty Agreement, and (g) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any of its Subsidiaries.

“Permitted Ratio Debt Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Ratio Debt.

“Permitted Ratio Debt Document” shall mean, if applicable, (i) each of the notes evidencing the Permitted Ratio Debt, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Ratio Debt is issued or sold, (iii) any subordination agreement subordinating the Permitted Ratio Debt, and (iv) any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon, (b) the Indebtedness resulting from any such modification, refinancing, replacement, refunding, renewal or extension has (i) a final stated maturity date equal to or later than the date that is final stated maturity date of, and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed, or extended (calculated at the time of the incurrence of such Indebtedness), (c) immediately prior to and after giving effect to the incurrence of such modification, refinancing, replacement, refunding, renewal or extension, no Default or Event of Default shall have occurred and be continuing, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors or security from that which applied to such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms (taken as a whole) that are at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (as reasonably determined by the Administrative Agent), (f) such modification, refinancing, replacement, refunding, renewal or extension is incurred by the same Person or Persons who are the obligors of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and (g) the covenants, defaults, remedies and other terms of such modification, refinancing, replacement, refunding, renewal or extension of such Indebtedness are customary for similar modifications, refinancings, replacements, refundings, renewals or extensions of such Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are not more restrictive to the Loan Parties than those contained in the documentation governing such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (as reasonably determined by the Administrative Agent).

“Permitted Senior Secured Debt” shall mean any secured Indebtedness of the Borrower (and, to the extent permitted by clause (v) immediately below, Subsidiaries of the Borrower) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral, (ii) the security documents relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iii) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (iv) the amortization of any such Indebtedness shall not exceed ten percent (10%) of the original principal balance of such Indebtedness (at the time of issuance) in any year, (v) such Indebtedness is not guaranteed by any Subsidiary of the Borrower that is not a party to the Subsidiary Guaranty Agreement, (vi) the covenants, defaults, remedies and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole, are not more restrictive to the Loan Parties than those set forth in this Agreement (in each case, as reasonably determined by the Administrative Agent), (vii) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (viii) immediately after giving effect thereto and to the use of the proceeds thereof, the Secured Leverage Ratio on a Pro Forma Basis would not exceed 2.75 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1, and (ix) the holders of such Indebtedness (or their representative) become a party to the Intercreditor Agreement, on terms and conditions, and with such changes, as shall be satisfactory to the Administrative Agent, and all necessary consents from the parties to the Intercreditor Agreement shall have been obtained.

“Permitted Senior Secured Debt Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Senior Secured Debt.

“Permitted Senior Secured Debt Document” shall mean, if applicable, (i) each of the notes evidencing the Permitted Senior Secured Debt, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Senior Secured Debt is issued or sold, (iii) any security documents related to the Permitted Senior Secured Debt, and (iv) any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Permitted Senior Unsecured Notes” shall mean unsecured notes issued by the Borrower (and Guarantees thereof by Subsidiaries of the Borrower who are party to the Subsidiary Guaranty Agreement) on or before December 31, 2012 in an aggregate principal amount not to exceed $275,000,000; provided that (i) such Indebtedness will not mature prior to the date that is 180 days after the Maturity Date, (ii) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale event and customary acceleration rights after an event of default) prior to the date that is 180 days after the Maturity Date, (iii) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (iv) such Indebtedness is not guaranteed by any Subsidiary of the Borrower that is not a party to the Subsidiary Guaranty Agreement and (v) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any of its Subsidiaries.

“Permitted Senior Unsecured Note Disclosure Document” shall mean, if applicable, the information or offering memorandum distributed in connection with the offering of the Permitted Senior Unsecured Notes.

“Permitted Senior Unsecured Note Document” shall mean (i) each of the notes evidencing the Permitted Senior Unsecured Notes, (ii) the indenture, note purchase agreement, securities purchase agreement, loan agreement or similar agreement pursuant to which the Permitted Senior Unsecured Notes are issued or sold and (iii) and any other agreement, certificate, power of attorney or document related to any of the foregoing.

“Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Secured Debt to (ii) EBITDA for the Four-Quarter Period at the time of determination.

(d) Section 5.1. of the Credit Agreement is hereby amended by re-designating clause (i) thereof as clause (j), re-designating clause (j) thereof as clause (k) and adding the following new clause (i) thereto:

“(i) promptly after the sending or filing thereof, copies of all notices, certificates and reports delivered pursuant to any Permitted Debt Document;”

(e) Section 6.1. of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 6.1. Leverage Ratio.

The Borrower shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.75 to 1.00.”

(f) Section 7.1. of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 7.1. Indebtedness.

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Loan Documents;

(b) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof (all Indebtedness existing on the date hereof with a principal or committed amount outstanding equal to or greater than $250,000 is set forth on Schedule 7.1 attached hereto);

(c) Intercompany Loans not to exceed in the aggregate at any time outstanding an amount equal to forty percent (40%) of the sum of EBITDA for the relevant Four-Quarter Period, plus expense attributed to noncontrolling interests as identified as the line item “noncontrolling interests” on Borrower’s Consolidated Statements of Earnings;

(d) Indebtedness in respect of Hedging Obligations permitted by Section 7.10;

(e) Private Placement Indebtedness, including refundings, refinancings and replacements thereof, and amendments or modifications to the Private Placement Documents; provided, however, that the aggregate principal amount of such Private Placement Indebtedness shall not at any time exceed $125,000,000 and all Guarantees thereof by Subsidiaries of the Borrower that have also guaranteed the Obligations; provided, further, that, Private Placement Indebtedness resulting from any such refunding, refinancing, replacement, amendment and/or modification, or any permitted increase in the principal amount thereof, shall have (i) a final maturity date equal to or later than the date that is six (6) months after the Maturity Date and (ii) a Weighted

Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Private Placement Indebtedness determined on and as of the Fourth Amendment Effective Date;

(f) Indebtedness in respect of the Permitted Senior Unsecured Notes and any Permitted Refinancing thereof;

(g) Permitted Ratio Debt and any Permitted Refinancing thereof;

(h) Permitted Senior Secured Debt and any Permitted Refinancing thereof; and

(i) Indebtedness that does not exceed the Debt Basket Amount at any time of determination, inclusive of all amounts referenced in Section 7.1(b) above, but specifically excluding all amounts referred in Sections 7.1(a), Section 7.1(c), Section 7.1(d), Section 7.1(e), Section 7.1(f), Section 7.1(g) and Section 7.1(h) above.

The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or any other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the Borrower or such Subsidiary at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Maturity Date.”

(g) Section 7.2. of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 7.2. Negative Pledge.

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except for the following (collectively, “Permitted Liens”):

(a) Liens securing the Obligations and Liens in favor of the Collateral Agent pursuant to the Security Documents securing the “Obligations” (under and as defined in the Note Purchase Agreement as in effect on the date hereof) pari passu (and pursuant to the Intercreditor Agreement) with the Obligations;

(b) Permitted Encumbrances;

(c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) only Liens securing Indebtedness or other obligations in excess of $250,000 as of the Closing Date are required to be disclosed on Schedule 7.2;

(d) Liens securing Permitted Senior Secured Debt;

(e) Liens securing the Indebtedness permitted under Section 7.1(c) and/or Section 7.1(i) above; provided that such Liens shall not encumber any of the Collateral; and

(f) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.”

(h) Section 7.8. of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 7.8. Restrictive Agreements.

The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) except for restrictions in certain limited partnership agreements on the ability of a partner to transfer partnership interests for the Subsidiaries set forth on Schedule 7.8, the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document, the Private Placement Documents or the Permitted Debt Documents so long as any such Permitted Debt Documents do not restrict the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any assets of the Borrower or its Subsidiaries to secure the Obligations (other than (x) restrictions in the Permitted Senior Unsecured Note Documents related to the maximum amount of the Obligations that may be secured by Liens and (y) restrictions on the maximum amount of the Obligations that may be secured by Liens in any other Permitted Debt Document so long as such restrictions are no more restrictive than those set forth in the Permitted Senior Unsecured Note Documents), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured

Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.”

(i) Section 7.11. of the Credit Agreement is hereby amended by adding the following new clause (c) thereto:

“(c) Without limiting clause (a) of this Section 7.11, the Borrower shall not, and shall not permit any Subsidiary to, change or amend the terms of any Permitted Debt or any Permitted Debt Documents if the effect of such amendment is to (i) increase the interest rate thereon, (ii) change the dates upon which payments of principal or interest are due on such Permitted Debt other than to extend such dates, (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, (iv) change any covenant with respect to such Permitted Debt in any manner materially adverse to the Borrower, any of its Subsidiaries or the Lenders, (v) change the redemption or prepayment provisions of such Permitted Debt other than to extend the dates thereof or to reduce the amount of any such redemption or prepayment or the premiums payable in connection therewith, (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Permitted Debt in a manner adverse to the Borrower, any of its Subsidiaries or the Lenders or (vii) add any restrictions, directly or indirectly, on the right or ability of (a) any Loan Party to make Restricted Payments or (b) of any Loan Party to create or suffer to exist any Liens securing any of the Obligations.”

(j) Section 7.17. of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 7.17. [Intentionally Omitted].”

(k) Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.19.:

“Section 7.19. Prepayment of Permitted Debt.

The Borrower shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy all or any portion of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes prior to the scheduled maturity thereof; provided, however, that any Loan Party may (A) make regularly scheduled or otherwise required repayments or redemptions of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes in accordance with the terms of the respective Permitted Debt Documents (it being understood that payments when due of regularly scheduled interest shall be permitted); and (B) refinance and refund any Permitted Ratio Debt or the Permitted Senior

Unsecured Notes, as long as such refinancing or refunding is a Permitted Refinancing; provided that, neither the Borrower nor any Subsidiary of the Borrower shall make (or give any notice in respect of) any prepayment or redemption in respect of any Permitted Ratio Debt or the Permitted Senior Unsecured Notes as a result of any change of control, asset sale or similar event under the respective Permitted Debt Documents if a Default or Event of Default shall exist at such time or would result therefrom after giving effect to any such prepayment or redemption on a pro forma basis.”

(l) Section 8.1. of the Credit Agreement is hereby amended by deleting clause (s) thereto in its entirety and substituting in lieu thereof the following new clause (s):

“(s) any default or event of default (after giving effect to any grace period) shall have occurred and be continuing under any Permitted Ratio Debt Documents to the extent the Permitted Ratio Debt evidenced thereby is (or is intended to be) subordinated to the Obligations (such Indebtedness, “Subordinated Debt”) or the validity or enforceability of the subordination provisions thereof is disaffirmed by or on behalf of any lender or holder party thereto, or any Obligations fail for any reason to rank senior to such Subordinated Debt, or all or any part of such Subordinated Debt is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof;”

(m) Section 10.3.(b) of the Credit Agreement is hereby amended by deleting clause (i) thereto in its entirety and substituting in lieu thereof the following new clause (i):

“(i) the execution or delivery of this Agreement, any other Loan Document, any Permitted Debt Document, Permitted Debt Disclosure Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby,”

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 3 below and receipt by the Administrative Agent of each of the following, each of which shall be in form and substance satisfactory to Administrative Agent:

(i) This Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent;

(ii) A Reaffirmation of Obligations Under Loan Documents (the “Reaffirmation”) duly executed by the Borrower and each other Loan Party, in the form of Exhibit A attached hereto;

(iii) A copy of each Permitted Senior Unsecured Note Document and the Permitted Senior Unsecured Note Disclosure Document, in each case certified as being complete and correct by a Responsible Officer of the Borrower;

(iv) Evidence that, immediately after giving effect on a Pro Forma Basis to the incurrence of the Indebtedness evidenced by the Permitted Senior Unsecured Notes on the Fifth Amendment Effective Date (after giving effect to the prepayment described in clause (v) immediately below), the Borrower shall have a Leverage Ratio of no greater than 3.75 to 1.00 as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1 of the Credit Agreement;

(v) Evidence that the Net Debt Issuance Proceeds with respect to the issuance of the Permitted Senior Unsecured Notes will be paid to the Administrative Agent for application to the Revolving Loans (and the Borrower hereby instructs the Administrative Agent to prepay the Revolving Loans with such proceeds upon receipt);

(vi) An officer’s certificate, dated as of the Fifth Amendment Effective Date, signed by the Secretary and a Responsible Officer of each Loan Party (together with certifications as to incumbency and signatures of such officers) with appropriate insertions and deletions, certifying that: (A) attached thereto are copies of resolutions adopted by of the board of directors (or equivalent thereof) of the Borrower, approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith; (B) there have been no changes in the articles of incorporation of the Borrower from those delivered in connection with the closing of the Credit Agreement; (C) no consents, approvals, authorizations, registrations, filings or orders are required to be made or obtained under any Requirement of Law or Material Contract of any Loan Party in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the Permitted Senior Unsecured Note Documents or any of the transactions contemplated hereby or thereby, except those which have been made or obtained and are in full force and effect (with all applicable waiting periods, if any, having expired); and (D) no Default or Event of Default exists immediately before giving effect to amendments provided for herein and no Default or Event of Default will result immediately after giving effect to amendments provided for herein;

(vii) A written opinion of Bass Berry & Sims PLC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters relating to the Loan Parties, this Amendment, the Permitted Senior Unsecured Note Documents executed in connection herewith (which may include a reliance letter with respect to the opinions delivered in connection with the offering of the Permitted Senior Unsecured Notes), and the transactions contemplated herein and therein as the Administrative Agent or the Required Lenders shall reasonably request, all in form and substance satisfactory to the Administrative Agent and its counsel;

(viii) A duly executed copy of an amendment to the Note Purchase Agreement in form and substance satisfactory to the Administrative Agent and its counsel;

(ix) The payment of all amounts due and payable on or prior to the Fifth Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other agreement with the Administrative Agent or SunTrust Robinson Humphrey, Inc., including, without limitation, those under Section 4 hereof; and

(x) Such other documents, instruments, agreements, certifications and opinions as the Administrative Agent, on behalf of the Lenders, may reasonably request.

Section 3. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization, etc. The execution, delivery and performance by each Loan Party of this Amendment and each Permitted Senior Unsecured Note Document to which it is a party executed in connection herewith are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party. Each of the Borrower and the other Loan Parties have the right and power, and have taken all necessary action to authorize them, to execute and deliver this Amendment, the Reaffirmation and each Permitted Senior Unsecured Note Document to which it is a party executed in connection herewith, and to perform their respective obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which they are a party in accordance with their respective terms. This Amendment, the Reaffirmation and the Permitted Senior Unsecured Note Documents executed in connection herewith have been duly executed and delivered by each Loan Party a party thereto. The Credit Agreement, as amended hereby, and the Permitted Senior Unsecured Note Documents executed in connection herewith each constitute the valid and binding obligations of the Loan Parties party thereto, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b) Approvals and No Conflict. The execution and delivery by the Borrower and the other Loan Parties of this Amendment, the Reaffirmation and the Permitted Senior Unsecured Note Documents to which they are a party executed in connection herewith, and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, and the Permitted Senior Unsecured Note Documents executed in connection herewith in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person or violate any Requirements of Law applicable to the Loan Parties or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any Material Contract binding on the Loan Parties or any of their assets or give rise to a right thereunder to require any payment to be made by the Loan Parties; or (iii) result in the creation or imposition of any Lien on any asset of the Loan Parties.

(c) Reaffirmation. As of the date of this Amendment and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents is true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(d) No Default. As of the date hereof and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

(e) No Impairment of Liens. The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(f) No Material Adverse Effect. Since the date of the most recent financial statements of the Borrower described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(g) Loan Parties. Schedule 1 attached hereto sets forth a true, correct and complete list of all of the Loan Parties as of the date hereof and the tax identification number of each Loan Party.

(h) Margin Regulations. None of the proceeds of the Permitted Senior Unsecured Notes incurred in connection herewith, the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulation T, U or X.

(i) Disclosure. The Loan Parties have disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Loan Parties or any of their Subsidiaries are subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of this Amendment, any Loan Document, the Permitted Senior Unsecured Note Documents executed in connection herewith nor the related Permitted Senior Unsecured Note Disclosure Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

Section 4. Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket fees, costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 5. Release. In consideration of the amendments contained herein, the Borrower hereby waives and releases each of the Lenders, the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 6. Effect; Ratification.

(a) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b) Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c) Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations.

(d) This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(e) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Further Assurances. The Borrower agrees to, and to cause any Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 8. Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 9. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Title:	Executive Vice President, Chief Financial Officer and Secretary

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

SUNTRUST BANK as Administrative Agent, as Issuing Bank, and as a Lender

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

REGIONS BANK

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

BANK OF AMERICA, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

US BANK NATIONAL ASSOCIATION

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

BRANCH BANKING AND TRUST COMPANY

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

FIFTH THIRD BANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

UNION BANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

WELLS FARGO BANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

CITIBANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

COMPASS BANK

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

SYNOVUS BANK

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

CADENCE BANK, N.A.

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

GOLDMAN SACHS BANK USA

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

LENDER:

AVENUE BANK

By:	/s/
Title:

Signature page to Fifth Amendment to Revolving Credit Agreement

Schedule 1

Loan Parties

Loan Party	Tax Identification Number

AmSurg Corp.	62-1493316

AmSurg Holdings, Inc.	62-1595888

AmSurg EC Topeka, Inc.	62-1512093

AmSurg EC St. Thomas, Inc.	62-1511996

AmSurg EC Beaumont, Inc.	62-1524208

AmSurg KEC, Inc.	62-1510489

AmSurg EC Santa Fe, Inc.	62-1523398

AmSurg EC Washington, Inc.	62-1506354

AmSurg Torrance, Inc.	62-1545685

AmSurg Abilene, Inc.	62-1555413

AmSurg Suncoast, Inc.	62-1555677

AmSurg Lorain, Inc.	62-1595307

AmSurg La Jolla, Inc.	62-1625304

AmSurg Hillmont, Inc.	62-1632685

AmSurg Palmetto, Inc.	62-1647404

AmSurg Northwest Florida, Inc.	62-1519549

AmSurg Ocala, Inc.	62-1650493

AmSurg Maryville, Inc.	62-1586143

AmSurg Miami, Inc.	62-1598504

AmSurg Burbank, Inc.	62-1619548

AmSurg Melbourne, Inc.	62-1625312

AmSurg El Paso, Inc.	62-1711537

AmSurg Crystal River, Inc.	62-1666189

AmSurg Abilene Eye, Inc.	62-1692556

AmSurg Inglewood, Inc.	62-1814134

AmSurg Glendale, Inc.	62-1807967

AmSurg San Antonio TX, Inc.	20-0075736

AmSurg San Luis Obispo CA, Inc.	20-1965555

AmSurg Temecula CA, Inc.	20-0095263

AmSurg Escondido CA, Inc.	20-1626979

AmSurg Scranton PA, Inc.	20-2853308

AmSurg Arcadia CA Inc.	20-4483684

AmSurg Main Line PA, Inc.	20-5408469

AmSurg Oakland CA, Inc.	20-5645841

AmSurg Lancaster PA, Inc.	20-5988960

AmSurg Pottsville PA, Inc.	26-0303835

AmSurg Glendora CA, Inc.	20-5732564

AmSurg Kissimmee FL, Inc.	62-1567628

AmSurg Altamonte Springs FL., Inc.	26-0289067

AmSurg New Port Richey FL, Inc.	62-1612176

AmSurg Naples, Inc.	62-1659906

AmSurg EC Centennial, Inc.	62-1511980

Illinois NSC, Inc.	20-2393903

NSC Healthcare, Inc.	84-1209756

AmSurg Anesthesia Management Services, LLC	27-1174941

NSC RBO West, LLC	26-3816052

NSC RBO East, LLC	27-3205481

Long Beach NSC, LLC	20-1048768

Torrance NSC, LLC	20-1048801

DAVIS NSC, LLC	20-5451784

FULLERTON NSC, LLC	20-3435683

San Antonio NSC, LLC	20-0322582

Austin NSC, LLC	20-4942934

Twin Falls NSC, LLC	20-8086602

Ardmore NSC, LLC	26-1651465

KENWOOD NSC, LLC	26-3055899

Towson NSC, LLC	20-0314129

NSC West Palm, LLC	76-0740666

Tampa Bay NSC, LLC	20-3447384

CORAL SPRINGS NSC, LLC	26-1649639

WESTON NSC, LLC	26-3435641

Wilton NSC, LLC	26-1653853

Austin NSC, L.P.	20-4943017

AmSurg Fresno CA, Inc.	46-1290033

EXHIBIT A

REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

Reference is hereby made to that certain Revolving Credit Agreement dated as of May 28, 2010, among AmSurg Corp. (the “Borrower”), the Lenders party thereto and SunTrust Bank, as Administrative Agent (as previously amended and as further amended by the Fifth Amendment defined below, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement).

Each of the undersigned Loan Parties hereby: (i) agrees that (A) the amendments contained in the Fifth Amendment to Revolving Credit Agreement dated as of the date hereof (the “Fifth Amendment”) shall not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder and (B) nothing in the Fifth Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations; (ii) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Documents to which such Person is a party; and (iii) confirms that the liens and security interests created by the Loan Documents continue to secure the Obligations.

Each of the undersigned Loan Parties (other than the Borrower) hereby represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties applicable to such Loan Party made by the Borrower in Section 4 of the Fifth Amendment are true and correct.

This Reaffirmation shall be construed in accordance with and be governed by the law of the State of Tennessee.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of November     , 2012.

AMSURG CORP.

By:
Name:
Title:

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.

AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.
Illinois NSC, Inc.
NSC Healthcare, Inc.
NSC RBO West, LLC
NSC RBO East, LLC
Long Beach NSC, LLC
Torrance NSC, LLC
Davis NSC, LLC
Fullerton NSC, LLC
San Antonio NSC, LLC
Austin NSC, LLC
Twin Falls NSC, LLC
Ardmore NSC, LLC
Kenwood NSC, LLC
Towson NSC, LLC
Wilton NSC, LLC
NSC West Palm, LLC
Tampa Bay NSC, LLC
Coral Springs NSC, LLC
Weston NSC, LLC
AmSurg Fresno CA, Inc.

By:
Name:
Title:

Austin NSC, L.P.

By: Austin NSC, LLC, its general partner

By:
Name:
Title: